Exhibit 99.1

www.fcg.com

For more information contact:

FOR IMMEDIATE RELEASE	Luther J. Nussbaum Chairman and CEO First Consulting Group 562-624-5221 lnussbaum@fcg.com

Chuck McBride Executive Vice President and CFO First Consulting Group 562-624-5300 cmcbride@fcg.com

Thomas A. Reep Vice President Finance and Investor Relations First Consulting Group 562-624-5250 treep@fcg.com

FIRST CONSULTING GROUP (FCG) ANNOUNCES BUY-OUT OF MINORITY INTERESTS IN ITS OUTSOURCING SUBSIDIARY

LONG BEACH, Calif., September 29, 2003 – First Consulting Group, Inc. (Nasdaq: FCGI), a leading provider of outsourcing, consulting and systems integration to the health-related industries, today announced a buy-out of the 19.9% minority interest in its FCG Management Services, LLC (FCGMS) subsidiary.  A minority interest in FCGMS was initially issued to its first two large IT outsourcing clients, New York Presbyterian Hospital (NYPH) and University of Pennsylvania Health System (UPHS).  The move to consolidate the minority interests was made to simplify FCG’s operating and financial structure as the company expands into outsourcing infrastructure, application maintenance and business process outsourcing services not originally contemplated for inclusion in the FCGMS entity.

In the transaction, FCG purchased NYPH’s 15% minority interest through the issuance of 1 million shares of FCG common stock.  Under the terms of that purchase, the FCG stock issued to NYPH is subject to customary lock-up provisions until January 1, 2007, which is the approximate expiration date of FCG’s current outsourcing relationship with NYPH.  The stock issued to NYPH will be subject to Rule 144-like volume sales restrictions subsequent to that lock-up expiration date.  FCGMS purchased UPHS’ 4.9% minority stake for cash in the amount of $1.86 million.

FCGMS serves as the contracting entity for FCG’s major outsourcing accounts and is now wholly owned by FCG and its affiliates.  The impact of the buy-out on FCG’s earnings per share is expected to be immaterial.  The transaction is expected to have no impact on the current outsourcing contracts and service relationships that FCG has with each of NYPH and UPHS.

111 W. Ocean Blvd., Suite 1000, Long Beach, California, 90802 • Telephone 562.624.5200 Facsimile 562.432.5774

About First Consulting Group

FCG is a leading provider of outsourcing, consulting and systems integration for healthcare, pharmaceutical, and other life sciences organizations throughout North America, Europe and Asia.  Through combinations of onsite, off-site and offshore outsourced services, FCG provides low cost, high quality offerings to improve its client’s performance.  The firm’s consulting and integration services increase clients’ operations effectiveness with and through information technology, resulting in reduced costs, improved customer service, enhanced quality of patient care, and more rapid introduction of new pharmaceutical compounds. For more information about FCG, visit www.fcg.com or call 800-345-0957.

Forward-Looking Statements

This news release includes forward-looking statements based on First Consulting Group’s current expectations, estimates and projections about its industry, management’s beliefs and certain assumptions made by the company.  These forward-looking statements can typically be identified by use of words such as “believes,” “anticipates” or “expects” and include statements regarding the impact of this transaction on FCG’s earnings per share and the expected future relationships between FCG and its clients. These forward-looking statements involve known and unknown risks which may cause the company’s actual results and performance to be materially different from the future results and performance stated or implied by the forward looking statements. Some of the risks investors should consider include the following: (a) the unpredictable nature of the company’s pipeline of potential business and of negotiations with clients on new outsourcing and other engagements, resulting in uncertainty as to whether and when FCG will enter into new agreements and whether those agreements will be on terms favorable to FCG; (b) the unpredictable nature of the business of FCG’s clients and the markets that they serve, which could result in clients canceling, modifying or delaying current or prospective engagements with FCG; (c) the importance of FCG’s personnel to its operations, including whether FCG can attract and retain qualified management and personnel and keep personnel utilized on client engagements in order to achieve growth, revenues and earnings; (d) the ability of FCG to increase its sales effectiveness through the recruitment and deployment of an experienced sales force that provides appropriate account coverage; (e) the ability of FCG to integrate acquisitions and realize positive earnings contributions from those acquisitions in the short term; (f) the ability of FCG to deliver services from a global operations base, including India, Vietnam, Japan and Europe; (g) the ability of FCG to realize a return on its investment in enhanced products and services; (h) management’s ability to implement cost reduction plans and manage the restructured organization; and (i) other risk factors referenced in the company’s most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission.  In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by FCG or any other person that FCG’s objectives or plans will be achieved.  FCG undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.